                                                        EXHIBIT B








               TWENTY-THIRD SUPPLEMENTAL INDENTURE

                  Dated as of August 15, 1989

      (Supplemental to Indenture Dated as of March 15, 1946)



                  ----------------------------



               PENNSYLVANIA GAS AND WATER COMPANY
      (formerly Scranton-Spring Brook Water Service Company)




                  MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK,
                                      Trustee


                  ----------------------------


           First Mortgage Bonds 9.34% Series due 2019

                (THIS PAGE INTENTIONALLY LEFT BLANK)

   TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of the fifteenth day of August, 1989, made by and between PENNSYLVANIA GAS AND WATER COMPANY (formerly Scranton-Spring Brook Water Service Com-pany), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York, and having its principal place of business at No. 23 Wall Street, in The City of New York, New York, as Trustee (here-inafter sometimes called the "Trustee").

   WHEREAS, the Company executed and delivered its Indenture (hereinafter called the "Original Indenture") dated as of March 15, 1946, to Guaranty Trust Company of New York, now Morgan Guaranty Trust Company of New York, to secure its First Mortgage Bonds and (i) has executed and delivered twenty-one indentures supplemental thereto dated respectively as of February 15, 1951; as of September 15, 1951; as of January 15, 1952; as of March 15, 1952; as of June 15, 1952; as of December 1, 1954; as of
April 15, 1956; as of November 15, 1956; as of March 15, 1957; as of September 1, 1958; as of April 15; 1959; as of July 15, 1960; as of October 31, l961; as of December 15, 1961; as of December 15, 1963; as of June 15, 1966; as of October 15, 1967; as of May 1, 1970; as of June 1, 1972; as of March 1, 1976; and as of December 1, 1976 and (ii) contemporaneously herewith, will execute and deliver a twenty-second indenture supplemental there-to dated as of the date hereof (the "Twenty Second Supplemental Indenture") (the Original Indenture as heretofore supplemented and to be supplemented by the Twenty-Second Supplemental Inden-ture and this Twenty-Third Supplemental Indenture, and as the same may be further supplemented by additional indentures supple-mental thereto, being hereinafter collectively called the "Inden-ture"); and

   WHEREAS, the Company at July 31, 1989 (i) had retired all of the original issue of $24,500,000 principal amount of bonds of a series designated First Mortgage Bonds 2 7/8% Series due 1976 (hereinafter called "bonds of the First Series"), all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 3 1/2% Series due 1982, all of the original issue of $1,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 7/8% Series due 1987, all of the original issue of $2,000,000 principal amount of bonds of a series designated First Mortgage Bonds
4 3/4% Series due 1983, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5 1/2% Series due 1985, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5% Series due 1986, and all of the original issue of $5,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 5/8% Series due 1988, and (ii) had out-standing and secured by the Original Indenture, as so supple-mented to the date hereof, $2,000,000 (of an original issue of $4,000,000) principal amount of bonds of a series designated First Mortgage Bonds 5 7/8% Series due 1991, $5,330,000 (of an original issue $10,000,000) principal amount of bonds of a series designated First Mortgage Bonds 6 7/8% Series due 1992, $7,140,000 (of an original issue of $12,000,000 principal amount of bonds of a series designated First Mortgage Bonds 10% Series due 1995, $4,585,000 (of an original issue of $7,000,000) princi-pal amount of bonds of a series designated First Mortgage Bonds 8% Series due 1997, $8,738,000 (of an original issue of $20,000,000) principal amount of bonds of a series designated First Mortgage Bonds 9 1/4% Series due 1996 and $5,550,000 (of an original issue of $15,000,000) principal amount of bonds of a series designated First Mortgage Bonds 9% Series due 1991; and

   WHEREAS, Article 3 of the Original Indenture provides that additional bonds of any one or more series may be issued from time to time in accordance with and subject to the conditions, provisions and limitations set forth in said Article 3; and

   WHEREAS, Section 2.02 of original Indenture provides that before any bonds of any series, other than bonds of the First Series, shall be authenticated and delivered, the Company shall execute and deliver to the Trustee a supplemental indenture, in recordable form, containing the particulars of the new series of bonds as required by said Section 2.02 and containing appropriate provisions giving to such bonds the protection and security of the Original Indenture; and

   WHEREAS, Section 14.01 of the Original Indenture provides, among other things, that the Company, when authorized by a reso-lution of its Board of Directors, and the Trustee from time to time may enter into an indenture or indentures supplemental thereto and which thereafter shall form a part thereof for any one or more of the following purposes, among others, to provide for the creation of any series of bonds (other than bonds of the First Series), designating the series to be created and specifying the form and provisions of bonds of such series; and

   WHEREAS, Section 14.02 of the Original Indenture provides that the Trustee is authorized to join with the Company in the execu-tion of any such supplemental indenture; and

   WHEREAS, the Company now desires to create a new series of bonds under the Indenture to be known and designated as its First
Mortgage Bonds 9.5% Series due 2019 (hereinafter sometimes called
"bonds of the Fifteenth Series"); and

   WHEREAS, the Company proposes to execute and to request the Trustee to authenticate and deliver up to $15,000,000 principal amount of bonds of the Fifteenth Series pursuant to the provi-sions of Sections 3.02 to 3.06, both inclusive, of the Original Indenture; and

   WHEREAS, the bonds of the Fifteenth Series and the Trustee's certificate to be endorsed on such bonds are to be substantially in the form following (any of the provisions of such bonds may be set forth on the reverse side thereof);

              [FORM OF BOND OF THE FIFTEENTH SERIES]

               PENNSYLVANIA GAS AND WATER COMPANY
      (formerly Scranton-Spring Brook Water Service Company)
            First Mortgage Bond 9.34% Series due 2019


No.                                               $
   ---------------------                           --------------

   PENNSYLVANIA GAS AND WATER COMPANY (formerly Scranton-Spring Brook Water Service Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), for value received,
promises to pay to                                , or registered
                   -------------------------------
assigns, on September 1, 2019 (unless this bond shall have been called for previous redemption and provision made for the payment
of the redemption price thereof),                        Dollars
                                  ----------------------
at the Company's office or agency in the Borough of Manhattan, The City of New York, and, except as otherwise set forth below, semi-annually on the first day of March and the first day of September in each year to pay interest thereon, at said office or agency, at the rate of 9.34% per annum from the date of this bond (except that if this bond be dated after the first interest pay-ment date for bonds of this series it shall bear interest from the interest payment date next preceding the date of this bond, and except that if this bond be dated prior to the first interest payment date for bonds of this series it shall bear interest from September 1, 1989, and except that if this bond be dated between a record date as defined in the Twenty-Third Supplemental Inden-ture dated as of August 15, 1989 (the "Twenty-Third Supplemental Indenture") and the interest payment date in respect thereof it shall bear interest from such interest payment date), until the Company's obligation with respect to such principal sum shall be discharged; provided that, so long as there is no existing default in the payment of interest, and except for the payment or defaulted interest, the interest payable on any March 1 or September 1 will be paid to the person in whose name this bond was registered at the close of business on the fifteenth day of February or the fifteenth day of August next preceding such interest payment date. Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and Private debts.

   Notwithstanding anything to the contrary contained in this bond or in the Indenture (as defined below), the interest rate payable on this bond shall, to the extent permitted by applicable law, increase by 250 basis points (the "Additional Interest") if, at any one or more times, the Company fails to meet the Interest Coverage Test (as defined below); provided, however, that the Interest Coverage Test shall not go into effect or be applicable unless:

      (i) the Company fails to comply with any Required Compli-ance Item (as defined below); and

     (ii) such non-compliance is not cured by the Company or waived by either the Pennsylvania Department of Environmental
   Resources (the "DER") or the Pennsylvania Public Utility Com-mission (the "PPUC"), as the case may be, or successor agencies, within the Cure Period (as defined below).

   The preceding paragraph shall apply regardless of whether or not the Company is contesting in good faith the facts and circum-stances that resulted in such non-compliance, if the Interest Coverage Test is in effect and the Company fails to meet such test, the Additional Interest shall accrue from the first day of the month in which the Interest Coverage Test was not met until the earlier of (i) the Date of Cure (as defined below) or, if a waiver is obtained as aforesaid, the date of such waiver and (ii) the first day of the month in which the Interest Coverage Test is met.

   Each Required Compliance Item that the Company fails to comply with shall have its own Cure Period. As used herein, "Cure Period" means the period of 180 days following the first date of non-compliance. However, (i) if the Company obtains an extension of a compliance date with respect to a Required Compliance Item from either the DER or the PPUC after a Cure Period has com-menced, the Cure Period shall be tolled with respect to such Required Compliance Item as of the date the extension is granted: provided, however, that if the Company fails to meet the extended compliance date, the new Cure Period shall be the 180 day period commencing on the extended compliance date less the number of days elapsed during the previous Cure Period with respect to such Required Compliance item before the extension was granted, and
(ii) if the Company obtains an extension of a compliance date with respect to a Required Compliance Item from either the DER or the PPUC prior to the commencement of a Cure Period which might otherwise commence, the Cure Period shall be the 180 day period commencing on the extended compliance date. Regardless of the number of Required Compliance Items that the Company fails to comply with after the expiration of the respective Cure Periods, if the Company fails to meet the Interest Coverage Test, the Additional Interest shall in no event be more than 250 basis points at any given time, and, provided that the Company pays the Additional Interest when due, the holder of this bond shall have no other remedies with respect to the Company's failure to comply with any Required Compliance Item. Notwithstanding anything to the contrary contained in this bond or in the Indenture, if a holder of this bond is entitled to receive the Additional Interest and the Company fails to pay such Additional Interest when due, then such holder's remedies with respect so the Com-pany's failure to comply with any Required Compliance Item shall in no way be restricted or limited.

   As used herein, "Interest Coverage Test" means that the Com-pany's earnings before interest and taxes (determined in accordance with generally accepted accounting principles) for the immediately preceding twelve full months, calculated on a monthly basis for each month that the Interest Coverage Test is in effect, are at least equal to one and one-quarter (1 1/4) times the annualized interest charges on all indebtedness of the Com-pany which is outstanding at the end of such twelve month period and which does not constitute a current liability, adjusted for amortization of debt discount and expense, or of premium, as the case may be.

   As used herein, "Required Compliance Items" (singularly, a "Required Compliance Item") shall mean (i) paragraphs 21, 22, 23, 24, 25 and 27 of that certain Consent Order and Agreement by and between the Company and the DER, dated December 20, 1988, which was approved by the Pennsylvania Environmental Hearing Board on December 30, 1988 (the "DER Consent Order") and (ii) items a(l), a(2), b(l), b(2), b(3), c(1), c(2), c(3), c(4), c(5),
c(6), d and e of the Terms of Settlement contained in the Recom-mended Decision of Administrative Law Judge George M. Kashi, dated June 7, 1988 (the "Terms of Settlement"), approving the Joint Petition for Settlement by and between the Company and the PPUC, which was adopted by the PPUC on July 8,1988 (the "PPUC Settlement").

   As used herein. "Date of Cure" shall mean the date the Company certifies to either the DER or the PPUC, as the case may be, that non-compliance with any Required Compliance Item is cured; pro-vided, however, that if the DER or the PPUC, as the case may be, subsequently notifies the Company that such non-compliance with the Required Compliance Item was not cured, then such certifica-tion shall have no effect and a Date of Cure shall not be deemed to have occurred as of such date, and the holder of this bond shall promptly receive all Additional Interest it would have received but for the Company's certification that such non-compliance was cured.

   So long as this bond is outstanding, the Company shall give to the Trustee and to the holder of this bond prompt written notice of any event that constitutes noncompliance by the Company of any Required Compliance Item (such notice to set forth the first date of non-compliance), and shall promptly forward to the Trustee and to each such bolder a copy of (i) any request for a waiver of any provision of the DER Consent Order or the PPUC Settlement, including a request for an extension of a compliance date, (ii) all penalty notices and all notices or complaints of non-compliance with the DER Consent Order or the PPUC Settlement,
(iii) all annual progress reports submitted pursuant to paragraph
(d) of the Terms of Settlement and (iv) all notices by the DER or the PPUC to the effect that a Required Compliance Item was not cured.

   So long as this bond is outstanding, if the Interest Coverage Test is in effect pursuant to the terms of this bond and the Twenty-Third Supplemental Indenture, the Company shall submit to the Trustee and to due holder of this bond within forty-five (45) days after the expiration of each of the Company's first three fiscal quarters, and within ninety (90) days after the expiration of each fiscal year, a statement certified by the chief financial officer of the Company documenting whether the Company is in com-pliance with the Interest Coverage Test, and such certification shall state that the information contained in the statement is true and correct, except for audit adjustments, if any.

   So long as this bond is outstanding, within twenty-five (25) days after the expiration of each calendar month in which the Interest Coverage Test is in effect, the Company shall determine whether it meets such test. So long as this bond is outstanding, if at any time the Company fails to meet the Interest Coverage Test when in effect, the Company shall notify in writing the Trustee and the holder of this bond within five (5) days after the Company first becomes aware of such failure.

   Notwithstanding anything to the contrary contained in this bond or in the Indenture, and in addition to the Additional Interest, if then payable, if the Company fails to make any principal or interest payment on this bond within three days after such payment is due, whether at stated maturity, by notice of redemption, by acceleration or otherwise, the interest rate payable on this bond shall, to the extent permitted by applicable law, increase by 100 basis points, such increase to commence on the fourth day after such principal or interest payment is due and to continue until such unpaid amount of principal or interest has been paid in full.

   All notices and other documents delivered to the Trustee pur-suant to the terms hereof shall be deemed to be conclusive proof of the accuracy of the statements made therein.

   This bond is one of an issue of bonds of the Company. known as its First Mortgage Bonds, issued and to be issued in one or more series under, and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter men-tioned, may afford additional security for the bonds of any particular series) by a certain mortgage and deed of trust, dated as of March 15, 1946 (hereinafter called the "Original Inden-ture"), and by twenty-three indentures supplemental thereto (of which the Seventeenth Supplemental Indenture, dated as of October 15, 1967, the Eighteenth Supplemental Indenture, dated as of May 1, 1970, the Twentieth Supplemental Indenture, dated as of March 1,1976, and the Twenty-First Supplemental Indenture, dated as of December 1, 1976, amended certain provisions of the Origi-nal Indenture) (said Original Indenture and all said indentures supplemental thereto being hereinafter collectively called the "Indenture"), made by the Company to Guaranty Trust Company of New York and, after the change of name of Guaranty Trust Company of New York to Morgan Guaranty Trust Company of New York, to Morgan Guaranty Trust Company of New York, as Trustee (herein-after called the Trustee"), to which Indenture (and to all addi-tional indentures supplemental thereto) reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all such additional supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series in respect of property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds (including those per-taining to any sinking or other fund) may be changed and modi-fied, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding (or; if one or more, but less than all, series of bonds are affected, by the holders of at least 75% in aggregate principal amount of outstanding bonds of such one or more series so af-fected), such percentage being determined as provided in the Indenture; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the principal amount hereof or the rate of interest hereon or effect any other modification of the terms of payment of such principal or interest or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive any nonassenting holder of this bond of a lien upon the mortgaged property for the security of this bond, or will reduce the percentage of bonds required for the aforesaid action under the Indenture and provided further that, as provided in Section
4.02 of the Twentieth Supplemental Indenture, when all bonds of all series issued prior to January 1, 1976, shall cease to be outstanding, each reference to "75%" in this sentence shall become "60%." This bond is one of a series of bonds designated as the First Mortgage Bonds 9.34% Series due 2019 of the Company.

   The bonds of this series are subject to redemption, in whole or in part, at the option of the Company or pursuant to certain requirements of the Indenture, upon not less than thirty (30) nor more than sixty (60) days' prior notice, all on the conditions, at the times, to the extent and in the manner provided in the In-denture. If redeemed pursuant the provisions of Section 8.13 of the Indenture, the bonds of this series are redeemable at a special redemption price equal to 100% of the principal amount thereof, plus interest accrued to the date fixed for redemption. If redeemed otherwise than as provided in the preceding sentence, the bonds of this series are redeemable, in whole or in part, at a price, equal to the outstanding principal amount thereof plus interest accrued thereon to the date of redemption, plus a "Make-Whole Premium," determined as follows: (i) if, on the date of redemption, the sum of the Treasury Rate (as defined below) plus the Addition (as defined below) is lower than the rate per annum at which interest is then accruing on the bonds, the Make-Whole Premium shall be an amount equal to the excess of (x) the present value as of the date of redemption of the remaining principal and interest payments to become due on the bonds to be redeemed, dis-counted at the sum of the Treasury Rate plus the Addition over
(y) the sum of the aggregate outstanding principal amount of the bonds then to be redeemed plus accrued interest or (ii) if, on the date of redemption, the sum of the Treasury Rate plus the Addition is equal to or higher than the rate per annum at which interest is then accruing on the bonds, the Make-Whole Premium shall be zero. "Treasury Rate" shall mean the arithmetic mean calculated for the completed two week period immediately prior to the date of redemption of the rates published in the weekly sta-tistical release designated H.15(519) of the Federal Reserve Sys-tem under the caption "U.S. Government Securities-Treasury Constant Maturities" (the "Statistical Release"), or if the Sta-tistical Release is not published, the arithmetic mean of the rates obtained from such reasonably comparable index as may be designated in writing by the holders of no less than 66 2/3% or more of the outstanding principal amount of the bonds, for the maturity corresponding to the remaining life of the bonds as of the date of the redemption of the bond or portion of a bond, as the case may be, with respect to which the Treasury Rate is being calculated. If no maturity exactly corresponds to such remaining life, the rates for the two most closely corresponding maturi-ties, which are, respectively, greater than and lesser than such remaining life, shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such rates on a straight-line basis. The "Addition" shall mean that number of basis points to be added to the Treasury Rate determined as follows: if redemption occurs at any time during the period commencing on the date indicated in Column "A" below and ending on the date indicated in Column "B" below, then the number of basis points in the Addition shall be the number indi-cated in Column "C" below.

             "A"                 "B"                "C"
         COMMENCE DATE         END DATE         BASIS POINTS

       September 1, 1989    August 3l, 1994          75
       September 1, 1994    August 3l, 2004          50
       September 1, 2004    August 3l, 2014          25
       September 1, 2014    August 31, 2019           0

   If this bond shall be called for redemption, and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue hereon from and after the date of redemption fixed in the notice thereof.

   The principal of this bond may be declared or may become due prior to the maturity date hereinbefore named, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

   This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and maturity, for a like aggre-gate principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company and the Trustee and any registrar and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

   This bond, alone or with other bonds of the same series and maturity, may in like manner be exchanged at such office or agency for one or more new bonds of the same series and maturity, in denominations authorized by the Board of Directors of the Company, of the same aggregate principal amount. Upon each such transfer or exchange the Company may require the payment of charges as prescribed in the Indenture.

   No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, whether former, present or future, of the Company or any successor corporation, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, contract of subscription or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stock-holders), any and all such liability of incorporators, stock-holders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

   This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by Morgan Guaranty Trust Company of New
York, or its successor, as Trustee under the Indenture.

   In WITNESS WHEREOF, PENNSYLVANIA GAS AND WATER COMPANY has caused this bond to be signed in its name by, or to bear the facsimile signature of, its President or a Vice President, and its corporate seal to be affixed hereto and attested by, or to bear the facsimile signature of, its Secretary or an Assistant Secretary.

Dated:

                               PENNSYLVANIA GAS AND WATER COMPANY

                               By:
                                  -------------------------------
                                          Vice President

Attest:

-----------------------------
           Secretary
         [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

MORGAN GUARANTY TRUST COMPANY
   OF NEW YORK, as Trustee


By:
   -------------------------------
        Authorized Officer

                       [End of Form of Bond]






   WHEREAS, all requirements of law and of the restated articles of incorporation, as amended, and by-laws of the Company, including all requisite action on the part of its directors and officers, relating to the execution of this Twenty-Third Supple-mental Indenture have been complied with and observed, and all things necessary to make this Twenty-Third Supplemental Indenture a valid and legally binding instrument in accordance with its terms for the security of all bonds from time to time issued under the Indenture have happened, been done and been performed, and the issue of the bonds of the Fifteenth Series, hereinafter referred to, has been in all respects duly authorized;

   NOW, THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all such bonds are to be issued, authenticated, delivered and held, and that all property subject or to become subject to the Indenture is to be held, sub-ject to the further covenants, conditions, uses and trusts set forth in the Original Indenture as heretofore supplemented, and as supplemented by this Twenty-Third Supplemental Indenture, and the Company, for itself and its successors, doth hereby covenant and agree to and with the Trustee, for the benefit of those who shall hold said bonds as follows:

                            ARTICLE 1.
            CREATION OF BONDS OF THE FIFTEENTH SERIES.

   Sec. 1.01. There is hereby created a new series of bonds to be issued under the Original Indenture which shall be designated First Mortgage Bonds 9.34% Series due 2019. The aggregate prin-cipal amount of bonds of the Fifteenth Series shall be limited to $15,000,000 except as provided in Section 2.11 of the Original Indenture. All bonds of the Fifteenth Series shall mature September 1, 2019, and, except as otherwise set forth below in this Section 1.01, shall bear interest at the rate of 9.34% per annum, payable semi-annually on the first day of March and first day of September in each year, commencing March 1, 1990. The principal of and interest on each such bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the pay-ment of public and private debts.

   Notwithstanding anything to the contrary contained in the Indenture or in the bonds of the Fifteenth Series, the interest rate payable on the bonds of the Fifteenth Series shall, to the extent permitted by applicable law, increase by 250 basis points (the "Additional Interest") if, at any one or more times, the Company fails to meet the Interest Coverage Test (as defined below); provided, however, that the Interest Coverage Test shall not go into effect or be applicable unless:

      (i) the Company fails to comply with any Required Compli-ance Item (as defined below); and

     (ii) such non-compliance is not cured by the Company or waived by either the Pennsylvania Department of Environmental
   Resources (the "DER") or the Pennsylvania Public Utility Com-mission (the "PPUC"), as the case may be, or successor agencies, within the Cure Period (as defined below).

   The preceding paragraph shall apply regardless of whether or not the Company is contesting in good faith the facts and circum-stances that resulted in such non-compliance. If the Interest Coverage Test is in effect and the Company fails to meet such test, the Additional Interest shall accrue from the first day of the month in which the Interest Coverage Test was not met until the earlier of (i) the Date of Cure (as defined below), or, if a waiver is obtained as aforesaid, the date of such waiver and (ii) the first day of the month in which the Interest Coverage Test as met.

   Each Required Compliance Item that the Company fails to comply with shall have its own Cure Period. As used herein, "Cure Period" means the period of 180 days following the first date of non-compliance. However, (i) if the Company obtains an extension of a compliance date with respect to a Required Compliance Item from either the DER or the PPUC after a Cure Period has com-menced, the Cure Period shall be tolled with respect to such Required Compliance Item as of the date the extension is granted; provided, however, that if the Company fails to meet the extended compliance date, the new Cure Period shall be the 180 day period commencing on the extended compliance date less the number of days elapsed during the previous Cure Period with respect to such Required Compliance Item before the extension was granted, and
(ii) if the Company obtains an extension of a compliance date with respect to a Requircd Compliance Item from either the DER or the PPUC prior to the commencement of a Cure Period which might otherwise commence, the Cure Period shall be the 180 day period commencing on the extended compliance date. Regardless of the number of Required Compliance ltems that the Company fails to comply with after the expiration of the respective Cure Periods, if the Company fails to meet the Interest Coverage Test, the Ad-ditional Interest shall in no event be more than 25O basis points at any given time, and, provided that the Company pays the Addi-tional Interest when due, the holders of the bonds of the Fif-teenth Series shall have no other remedies with respect to the Company's failure to comply with any Required Compliance Item. Notwithstanding anything to the contrary contained in the bonds of the Fifteenth Series or in the Indenture, if a holder of a bond is entitled to receive the Addition Interest and the Company fails to pay such Additional Interest when due, then such holder's remedies with respect to the Company's failure to comply with any Required Compliance Item shall in no way be restricted or limited.

   As used herein, "Interest Coverage Test' means that the Com-pany's earnings before interest and taxes (determined in accordance with generally accepted accounting principles) for the immediately preceding twelve full months, calculated on a monthly basis for each month that the Interest Coverage Test is in effect, are at least equal to one and one-quarter (1 1/4) times the annualized interest charges on all indebtedness of the Com-pany which is outstanding at the end of such twelve month period and which does not constitute a current liability, adjusted for amortization of debt discount and expense, or of premium, as the case may be.

   As used herein, "Required Compliance Items" (singularly, a "Required Compliance Item") shall mean (i) paragraphs 21, 22, 23, 24, 25 and 27 of that certain Consent Order and Agreement by and between the Company and the DER dated December 20, 1988, which was approved by the Pennsylvania Environmental Hearing Board on December 30, 1988 (the "DER Consent Order") and (ii) items a(l), a(2), b(l), b(2), b(3), c(1), c(2), c(3), c(4), c(5), c(6), d
and e of the Terms of Settlement contained in the Recommended Decision of Administrative Law Judge George M. Kashi, dated
June 7, 1988 (the "Terms of Settlement"), approving the Joint Petition for Settlement by and between the Company and the PPUC, which was adopted by the PPUC on July 8, 1988 (the "PPUC Settle-ment").

   As used herein, "Date of Cure" shall mean the dat the Company certifies to either the DER or the PPUC, as the case may be, that non-compliance with any Required Compliance Item is cured; pro-vided, however, that if the DER or the PPUC, as the case may be, subsequently notifies the Company that such non-compliance with the Required Compliance Item was not cured, then such certifica-tion shall have no effect and a Date of Cure shall not be deemed to have occurred as of such date, and each holder of a bond of the Fifteenth Series shall promptly receive all Additional Interest it would have received but for the Company's certifica-tion that such non-compliance was cured.

   So long as any bond of the Fifteenth Series is outstanding, the Company shall give to the Trustee and to each holder of a bond of the Fifteenth Series prompt written notice of any event that constitutes non-compliance by the Company of any Required Compliance Item (such notice to set forth the first date of non-compliance), and shall promptly forward to the Trustee and to each such holder a copy of (i) any request for a waiver of any provision of the DER Consent Order or the PPUC Settlement, including a request for an extension of a compliance date, (ii) ail penalty notices and all notices or complaints of non-compliance with the DER Consent Order or the PPUC Settlement,
(iii) all annual progress reports submitted pursuant to paragraph
(d) of the Terms of Settlement and (iv) all notices by the DER or the PPUC to the effect that a Required Compliance Item was not cured.

   So long as any bond of the Fifteenth Series is outstanding, if the Interest Coverage Test is in effect pursuant to the terms of this Twenty-Third Supplemental Indenture, the Company shall sub-mit to the Trustee and to each holder of a bond of the Fifteenth Series within forty-five (45) days after the expiration of each of the Company's first three fiscal quarters, and within ninety
(90) days after the expiration of each fiscal year, a statement certified by the chief financial officer of the Company docu-menting whether the Company is in compliance with the Interest Coverage Test, and such certification shall state that the infor-mation contained in the statement is true and correct, except for audit adjustments, if any.

   So long as any bond of the Fifteenth Series is outstanding, within twenty-five (25) days after the expiration of each calen-dar month in which the Interest Coverage Test is in effect, the Company shall determine whether it meets such test. So long as any bond of the Fifteenth Series is outstanding, if at any time the Company fails to meet the Interest Coverage Test when in effect, the Company shall notify in writing the Trustee and each holder of a bond of the Fifteenth Series within five (5) days after the Company first becomes aware of such failure.

   Notwithstanding anything to the contrary contained in the In-denture or in the bonds of the Fifteenth Series, and in addition to the Additional Interest, if then payable, if the Company fails to make any principal or interest payment on the bonds of the Fifteenth Series within three (3) days after such payment is due, whether at stated maturity, by notice of redemption, by accelera-tion or otherwise, the interest rate payable on the bonds of the Fifteenth Series shall, to the extent permitted by applicable law, increase by 100 basis points, such increase to commence on the fourth day after such principal or interest payment is due and to continue until such unpaid amount of principal or interest has been paid in full.

   All notices and other documents delivered to the Trustee pur-suant to the terms hereof shall be deemed to be conclusive proof of the accuracy of the statements made therein.

   The bonds of the Fifteenth Series shall be dated the date of their authentication and shall bear interest from the date of the bond (except that if any such bond shall be authenticated after the first interest payment date for bonds of the Fifteenth Series it shall bear interest from the interest payment date next pre-ceding the date of such bond, and except that if any bond of the Fifteenth Series shall be authenticated prior to the first interest payment date for bonds of the Fifteenth Series it shall bear interest from September 1, 1989, and except that if any bond of the Fifteenth Series is authenticated between a record date, as defined below, and the interest payment date in respect thereof it shall bear interest from such interest payment date). So long as there is no existing default in the payment of interest on the bonds of the Fifteenth Series, the person in whose name any bond of the Fifteenth Series is registered at the close of business on the record date with respect to any interest payment date (the term "record date" as used with respect to an interest payment date shall mean the fifteenth day of February or the fifteenth day of August next preceding the interest payment date whether or not such fifteenth day is a business day) shall be entitled to receive the interest payable on such interest pay-ment date notwithstanding any transfer or exchange of the bond of the Fifteenth Series subsequent to the record date and on or prior to the interest payment date, except if, and to the extent, the Company shall default in the payment of the interest due on such interest payment date, the defaulted interest shall be paid to the person in whose name the bond of the Fifteenth Series is registered five (5) days before the date of payment of the defaulted interest.

   The bonds of the Fifteenth Series shall be redeemable at any time, upon not less than thirty (30) nor more than sixty (60) days' prior notice, in whole or in part, either at the option of the Company, or pursuant to the requirements of the Indenture, upon the terms and conditions hereinafter specified in Section
1.02 hereof.

   Bonds of the Fifteenth Series shall be issued as fully regis-tered bonds without coupons, in denominations of $1,000 and multiples thereof from time to time authorized by the Board of Directors.

   Bonds of the Fifteenth Series shall be registrable and inter-changeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in the manner and upon the terms set forth in Section 2.05 of the Original Indenture, upon payment of charges as required or permitted by the provisions of
Section 2.08 of the Original Indenture as amended.

   Sec. 1.02. (1) The bonds of the Fifteenth Series shall be redeemable, in whole or in part, at any time and from time to time, pursuant to the provisions of Section 8.13 of the Inden-ture, at the special redemption price provided for on the form of bond of the Fifteenth Series included herein, together with interest accrued to the date fixed for redemption.

   (2) The bonds of the Fifteenth Series shall also be redeem-able, in whole or in part, at any time and from time to time, at the option of the Company, or pursuant to any provisions of the Indenture other than Section 8.13 of the Indenture, at the applicable redemption price provided for on the form of bond of the Fifteenth Series included herein, together with interest accrued to the date fixed for redemption.

   Any redemption of bonds of the Fifteenth Series shall be effected in accordance with the provisions of Sections 5.02 to 5.05, both inclusive, of the Original Indenture.

   Sec. 1.03.  The holder of each and every bond of the Fifteenth
Series hereby agrees to accept payment thereof prior to maturity on the terms and conditions in Section 1.02 hereof and in Section
8.13 of the Indenture.


                              ARTICLE 2.
          NO SINKING FUND FOR BONDS OF THE FIFTEENTH SERIES.

   Bonds of the Fifteenth Series will not be entitled to the benefit of a Sinking Fund.


                              ARTICLE 3.
            ISSUANCE OF BONDS OF THE FIFTEENTH SERIES.

   Bonds of the Fifteenth Series may be executed, authenticated and delivered from time to time as provided or permitted by the provisions of Article 3 of the Original Indenture and the provi-sions of this Twenty-Third Supplemental Indenture.


                              ARTICLE 4.
                            MISCELLANEOUS.

   Sec. 4.01. Sections 4.10, 4.11 and 8.13 of the Original Indenture, as amended by Section 4.01 of Article 4 of the Fourth, Ninth, Tenth, Twelfth, Fourteenth, Fifteenth, Sixteenth, Seven-teenth, Eighteenth, Nineteenth, Twentieth and Twenty-First Supplemental Indentures, are hereby further amended by this Twenty-Third Supplemental Indenture and, contemporaneously here-with, by the Twenty-Second Supplemental Indenture, by inserting in each such section the words "or bonds of the 9.23% Series due 1999 or bonds of the 9.34% Series due 2019," immediately after the words "bonds of the 2 7/8% Series due 1976 or bonds of the 3 1/2% Series due 1982 or bonds of the 4 7/8% Series due 1987 or bonds of the 4 3/4% Series due 1983 or bonds of the 5 1/2% Series due 1985 or bonds of the 5% Series due 1986 or bonds of the 4 5/8% Series due 1968 or bonds of the 5 7/8% Series due 1991 or bonds of the 6 7/8% Series due 1992 or bonds of the 10% Series due 1995 or bonds of the 8% Series due 1997 or bonds of the 9 !/4% Series due 1996 or bonds of the 9% Series due 1991 or bonds of the 9.23% Series due 1999" each time such last mentioned words occur therein.

   Sec. 4.02. The Trustee accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and condi-tions in the Original Indenture and in this Twenty-Third Supple-mental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Third Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

   The Original Indenture as heretofore supplemented by twenty-one supplemental indentures and as supplemented by the Twenty-Second Supplemental Indenture and this Twenty-Third Supplemental Indenture is in all respects ratified and confirmed, and the Original Indenture, together with the twenty-three indentures supplemental thereto, shall be read, taken and construed as one and the same indenture.

   Sec. 4.03. This Twenty-Third Supplemental Indenture may be executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

   Pennsylvania Gas and Water Company does hereby constitute and appoint Thomas J. Ward to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Twenty-Third Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and Morgan Guaranty Trust Company of New York does hereby constitute and appoint Catherine F. Donohue to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Twenty-Third Supplemental Indenture before any person having authority by the laws of the State of New York to take such acknowledgment, to the intent that the same may be duly recorded.

   In WITNESS WHEREOF, said Pennsylvania Gas and Water Company and said Morgan Guaranty Trust Company of New York have caused this Twenty-Third Supplemental Indenture to be signed in their respective corporate names, and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, all as of the day and year first above written.


                          PENNSYLVANIA GAS AND WATER COMPANY


                          By:   JOHN F. KELL, JR.
                             -----------------------
                             Name:  John F. Kell, Jr.
                             Title: Vice President and Controller



[CORPORATE SEAL]




Attest:     THOMAS J. WARD
        ----------------------
              Secretary


                          MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK, as Trustee



                          By:    M. CULHANE
                              ---------------------
                              Name:  M. Culhane
                              Title: Vice-President



[CORPORATE SEAL]




Attest:    CATHERINE F. DONOHUE
        --------------------------
           Assistant Secretary

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF LUZERNE
ss:


   BE IT REMEMBERED that on the 25th day of August, A.D., 1989, before me, JoAnne McHale, a Notary Public in and for said County and said Commonwealth, commissioned for and residing in the County of Luzerne, personally came Thomas J. Ward, who, being duly sworn according to law, doth depose and say that he was per-sonally present and did see the common or corporate seal of the above-name PENNSYLVANIA GAS AND WATER COMPANY affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of said PENNSYLVANIA GAS AND WATER COM-PANY and was so affixed by authority of said corporation as the act and deed thereof; that the above-named John F. Kell, Jr. is the Vice President and Controller of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is the Secretary of the said corporation and that the name of this deponent, above signed in attestation of the due execution of the said Supplemental Inden-ture, is in this deponent's own proper handwriting.





                              THOMAS J. WARD
                           ---------------------
                              Thomas J. Ward



Sworn and subscribed before me
  the day and year aforesaid.            [NOTARIAL SEAL]


    JOANNE MCHALE
---------------------
    Notary Public

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF LUZERNE
ss:


   I HEREBY CERTIFY that on this 25th day of August, A.D., 1989, before me, JoAnne McHale, a Notary Public in and for said County and said Commonwealth, commissioned for and residing in the County of Luzerne, personally appeared Thomas J. Ward, the attorney named in the foregoing Supplemental Indenture, and he, by virtue and in pursuance of the authority therein conferred upon him, acknowledged said Supplemental Indenture to be the act and deed of the said PENNSYLVANIA GAS AND WATER COMPANY.

   Witness my hand and notarial seal the day and year aforesaid.


                                    JOANNE MCHALE
                                 -------------------
                                    Notary Public



       [NOTARIAL SEAL]

STATE OF NEW YORK
COUNTY OF NEW YORK
ss:


   BE IT REMEMBERED that on the 25th day of August, A.D., 1989, before me, Simone G. Vinocour, a Notary Public in and for said County and State, commissioned for and residing in the County of New York, personally came Catherine F. Donohue, who, being duly sworn according to law, doth depose and say that she was per-sonally present and did see the common or corporate seal of the above-named MORGAN GUARANTY TRUST COMPANY OF NEW YORK affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of said MORGAN GUARANTY TRUST COM-PANY OF NEW YORK and was so affixed by authority of said corpora-tion as the act and deed thereof; that the above-named M. Culhane is a Vice President of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is an Assistant Secretary of said corporation and that the name of this deponent, above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent's own proper handwriting.


                                       CATHERINE F. DONOHUE
                                   ----------------------------
                                       Catherine F. Donahue





Sworn and subscribed before me
 the day and year aforesaid.                 [NOTARIAL SEAL]


     SIMONE G. VINOCOUR
----------------------------
       Notary Public

STATE OF NEW YORK
COUNTY OF NEW YORK
ss.:


   I HEREBY CERTIFY that on this 25th day of August, A.D., 1989, before me, Simone G. Vinocour, a Notary Public in and for said County and State, commissioned for and residing in the County of New York, personally appeared Catherine F. Donohue, the attorney named in the foregoing Supplemental Indenture, and she, by virtue and in pursuance of the authority therein conferred upon her, acknowledged said Supplemental Indenture to be the act and deed of the said MORGAN GUARANTY TRUST COMPANY OF NEW YORK.

   Witness my hand and notarial seal the day and year aforesaid.



                                 SIMONE G. VINOCOUR
                              ------------------------
                                   Notary Public



[NOTARIAL SEAL]



   MORGAN GUARANTY TRUST COMPANY OF NEW YORK hereby certifies that its precise name and address as Trustee hereunder are:
MORGAN GUARANTY TRUST COMPANY OF NEW YORK, No. 23 Wall Street,
New York, New York  10005.


                               By:    NORMA PANE
                                   ----------------
                                   Name:  Norma Pane
                                   Title: Trust Officer

                                                        EXHIBIT C




   1. Recent decreases in the pre tax interest and fixed charge coverages of the Company, caused by lower earnings and increased interest costs, may continue, which, if such decreases were to continue, may result in such coverages falling within the next 12 to 18 months to levels at which the Company would generally be precluded by covenants in its Restated Articles of Incorporation, as amended, and various of its debt instruments from issuing any additional shares of preferred stock or debt maturing more than one year after issuance .

   2. The Company has failed to maintain as of June 30, 1989, the 1.50 times fixed charge coverage required under the terms of Paragraph 5Q(1) of the Letter of Credit Agreement dated as of January 1, 1989 between the Company and National Australia Bank, a failure which will not constitute a default under the terms of such agreement unless such failure is not cured by November 11, 1989.

   3. The Pennsylvania Public Utility Commission ("PPUC") denied in 1986 and again in 1988 the requests by the Company to increase its rates for water service. However, a water rate increase was granted on July 20, 1989 for residential and commercial customers receiving filtered water.

   4. The PPUC has to date refused to allow any increase in the rates for water service provided by the Company to residential and commercial customers not receiving filtered water.

   5. Expenditures planned by the Company for additions and improvements to its water utility system during the next several years will necessitate substantial external financing.

   6. The PPUC has issued a policy statement that indicates that there should be a sharing between customers and shareholders of the take or pay liabilities of local gas distribution companies such as the Company, which could result in a significant write-off by the Company.

   7. By Consent Order and Agreement dated December 20, 1988 (the "Agreement") the Company and the Pennsylvania Department of Environmental Resources ("DER") reached an agreement to resolve various DER orders and appeals related thereto. The terms and conditions of the Agreement which were approved by the Pennsyl-vania Environmental Hearing Board require the Company to complete four filtration plants in the Scranton Rate Area by December 31, 1989 and to submit a schedule by September 20, 1989 providing for the filtration of all water supplies serving the Spring Brook Rate Area by December 31, 1992. The Agreement provides for penalties of $1,000 per day for each day these requirements are not met and provides for penalties of $1,000 per day for each day certain other requirements are not met. In addition, failure to satisfy the foregoing requirements could result in various civil penalties being assessed against the Company and further delays in obtaining approval of the PPUC to increase water rates charged to customers. Although the Company believes that it is reason-ably possible that the Chinchilla Treatment Plant may be in operation by December 31, 1989 as provided for in the Agreement, it is probable that the completion of the other Scranton Rate Area filtration plants will be delayed until the first or second quarter of 1990 depending upon weather and availability of labor and materials. It is the Company's position that the force
                                                      -----
majeure provisions of the Agreement and the liquidated damage
-------
provisions of the contracts with respect to construction of the treatment plants will provide the Company with certain protection against the penalties provided for in the Agreement. The Company is not able at this time to determine what factors may impact its ability to complete the treatment plants in the Spring Brook Rate Area by the end of 1992.

   8. Under the Pennsylvania Safe Drinking Water Act and the Federal Safe Drinking Water Act and amendments thereto, certain water quality standards and regulations have been promulgated. Pursuant to these laws, certain maximum contaminant levels (MCL's) have been established and certain public notification re-quirements were revised. The Company periodically exceeds these MCL's and among other requirements must issue notices concerning lead and turbidity levels which exceed the MCL. To date, no fines or penalties have been assessed against the Company as a result of such violations. The Company believes, however, that the construction of the filtration facilities and the removal of all Company owned lines containing lead will negate these problems.

                                                        EXHIBIT D



              [FORM OF OPINION OF SONNENSCHEIN
                CARLIN NATH AND ROSENTHAL]




                    September   , 1989
                              --




Allstate Life Insurance Company
Allstate Plaza West; J 2A
Northbrook, Illinois  60062


Allstate Life Insurance Company of New York
Allstate Plaza West; J-2A
Northbrook, Illinois  60062

RE:  Pennsylvania Gas and Water Company First
     Mortgage Bonds, 9.23% Series due 1999 and
     9.34% Series due 2019
     -----------------------------------------

Ladies and Gentlemen:

We have acted as your special counsel in connection with the transactions contemplated by the Bond Purchase Agreement dated
September   , 1989 (the "Agreement"), between both of you and
          --
Pennsylvania Gas and Water Company (the "Company"). Capitalized terms used herein and not expressly defined herein are used as defined in the Agreement.

We have examined and are familiar with such documents, corporate records, certificates of officers of the Company and public officials and other matters of fact and law as we have deemed relevant or necessary as a basis of our opinion set forth herein. In giving this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authen-ticity of all documents submitted to us, and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing and assuming the accuracy on the data hereof and relying upon the representations set forth in Sections
(4)a and 5(a) of the Agreement, it is our opinion that the issuance, sale and delivery of the Bonds under the circumstances contemplated by the Agreement dose not require

PAGE>

Allstate Life Insurance Company
Allstate Life Insurance Company
  of New York
September   , 1989
          --
Page 2
DRAFT



the registration of the Bonds under the Securities Act of 1933 as amended or the qualification of an indenture with respect to the Bonds under the Trust Indenture Act of 1939, as amended.

We have reviewed the opinion letter of Thomas & Thomas, counsel for the Company, and the opinion letter of Hughes Hubbard and Reed, special counsel for the Company, both dated the date hereof, and believe that such opinion letters are satisfactory in form and substance and that you are justified in relying thereon.

This opinion is furnished solely for your benefit and may not be relied upon by any person other than you.

                               Very truly yours,

                                                        EXHIBIT E




                         [HH&R Letterhead]





                                      September 1. 1989



Allstate Life Insurance Company
Allstate Plaza West J 2A
Northbrook, Illinois  60062

Allstate Life Insurance Company
  of New York
Allstate Plaza West J 2A
Northbrook, Illinois  60062

Re:  Pennsylvania Gas and Water Company -- First
     Mortgage Bonds 9.23% Series due 1999 and
     First Mortgage Bonds 9.34% Series due 2019
     ------------------------------------------

Dear Sirs:

   We have acted as special counsel to Pennsylvania Gas and Water Company, a Pennsylvania corporation (the "Company"), in connec-tion with the Company's issuance and sale to you, pursuant to the Bond Purchase Agreement dated September 1, 1989 between the Com-pany and you (the "Bond Purchase Agreement"), of (i) $10,000,000 principal amount of the Company's First Mortgage Bonds 9.23% Series due 1999 and (ii) $15,000,000 principal amount of the Com-pany's First Mortgage Bonds 9.34% Series due 2019 (the First Mortgage Bonds 9.23% Series due 1999 and the First Mortgage Bonds 9.34% Series due 2019 are collectively referred to herein as the "Bonds"). This opinion is delivered to you pursuant to Section 8(b) of the Bond Purchase Agreement. All capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Bond Purchase Agreement.

   In this connection and as a basis for the opinion set forth below, we have examined and relied upon originals or copies of such corporate records, certificates and other documents, including certificates of public officials and officers of the Company and the documents referred to in paragraph 4 below, and made such examination of law, as we have considered necessary or appropriate for purposes of giving the opinion set forth below. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to us as original documents and the conformity to original or certified documents of all documents submitted to us as copies. Insofar as this opinion relates to factual matters, we have made such inquiry of officers and representatives of the Company with respect to such matters as we have considered necessary or appropriate and have relied upon representations by such persons with respect thereto and on the representations of the Company set forth in the Bond Purchase Agreement.

   Based upon and subject to the foregoing, we are of the opinion that:

   1. Assuming the accuracy on the date hereof of, and relying upon, the representations of the Company set forth in Section 4(m) of the Bond Purchase Agreement and your representations set forth in Section 5(a) of the Bond Purchase Agreement, (i) the sale and delivery of the Bonds to you pursuant to the Bond Pur-chase Agreement are exempt from registration under the Securities Act of 1933, as amended, and (ii) it is not necessary in connec-tion with the sale and delivery of the Bonds to you pursuant to the Bond Purchase Agreement to qualify the Mortgage Indenture under the Trust Indenture Act of 1939, as amended.

   2. Assuming the accuracy on the date hereof of, and relying upon, the representations of the Company set forth in Sections 4(h)(a) and 4(h)(b) of the Bond Purchase Agreement, the Company is exempt from the provisions of the Public Utility Holding Com-pany Act of 1935, as amended, except the provisions of Section 9(a)(2) thereof.

   3. Assuming the due authorization, execution, authentication and delivery of the Bonds and the due authorization, execution and delivery of the Mortgage Indenture and if New York substan-tive law is the law applicable to the determination of whether the Bonds and the Mortgage Indenture are the legal, valid and binding obligations of the Company and whether the Bonds are entitled to the benefits and security afforded by the Mortgage Indenture, then, under New York law, (i) the Bonds are the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject as to enforceability to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally, and to general principles of equity and the availability of equitable remedies being within the discretion of the courts, (ii) the Bonds are entitled to the benefits and security afforded by the Mortgage Indenture and are secured equally and ratably (except as to any sinking, amortization or other similar fund established for the bonds of any particular series) with all other bonds outstanding under the Mortgage Indenture on the date hereof and (iii) the Mortgage Indenture is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally, and to general principles of equity and the availability of equitable remedies being within the discretion of the courts.

   4. The execution and delivery by the Company of the Bond Pur-chase Agreement and the certificates delivered to you at the Closing representing the Bonds and compliance by the Company with the terms and provisions of the Bond Purchase Agreement, did not and do not conflict with, or result in a breach of or constitute a default under, or, except for the liens created by the Mortgage Indenture and by the Mortgage by and between the Administrator of the Small Business Administration and the Company dated
January 17, 1974, respectively, result in the creation or imposi-tion of any lien, charge or encumbrance upon, or security interest in, any of the properties or assets of the Company pursuant to the terms of the Mortgage Indenture, the Letter of Credit Agreement dated as of October 1, 1987 between the Company and Swiss Bank Corporation, New York Branch (the "1987 Series A Letter of Credit Agreement"), the Letter of Credit Agreement dated as of December 1, 1987 between the Company and Swiss Bank Corporation, New York Branch (the "1987 Series B Letter of Credit Agreement"), the Preferred Stock Purchase Agreement dated as of December 6, 1988 between the Company and Westinghouse Credit Corporation (the "Preferred Stock Purchase Agreement") and the Letter of Credit Agreement dated as of January 1, 1989 between the Company and National Australia Bank Limited, New York Branch (the "1989 Series A Letter of Credit Agreement").

   5. There are no limitations with respect specifically to the payment of interest or premium on, or the principal of, the Bonds contained in the 1987 Series A Letter of Credit Agreement, the 1987 Series B Letter of Credit Agreement, the Preferred Stock Purchase Agreement or the 1989 Series A Letter of Credit Agree-ment.

   6. Except for the fees related to the Company's application to the CUSIP Service Bureau of Standard and Poor's Corporation for private placement numbers to be assigned to the Bonds, all governmental fees and other charges required to be paid prior to or on the date hereof by the Company to the Commission or under the laws of the State of New York in connection with the execu-tion and delivery of the Bond Purchase Agreement and the issuance sale and delivery of the certificates pursuant thereto have been paid.

                                     Very truly yours,

                                                        EXHIBIT F







                          [HH&R Letterhead]



                                    September 1, 1989



Allstate Life Insurance Company
Allstate Plaza West J 2A
Northbrook, Illinois  60062

Allstate Life Insurance Company
   of New York
Allstate Plaza West J 2A
Northbrook, Illinois  60062

Re:  Pennsylvania Gas and Water Company
     First Mortgage Bonds 9.23% Series due 1999 and
     First Mortgage Bonds 9.34% Series due 2019
     ----------------------------------------------

Dear Sirs:

   In connection with the Bond Purchase Agreement dated
September 1, 1989 between Pennsylvania Gas and Water Company, a Pennsylvania corporation (the "Company"), and you (the "Bond Pur-chase Agreement"), we set forth below certain information relating to the registration requirements of the securities or Blue Sky laws of certain states of the United States with respect to the issuance and sale to you of the Company's First Mortgage Bonds 9.23% Series due 1999 and First Mortgage Bonds 9.34% Series due 2019 (the "Bonds").

   We have prepared this letter for your information on the basis of an examination of the securities or Blue Sky laws of the States of Pennsylvania, New York and Illinois, and the published rules and regulations, if any, of the authorities administering such laws, as reported in a standard compilation. Special rulings of the securities commissions or other administrative bodies or officials charged with the administration of the respective securities or Blue Sky laws have not been obtained.
As members of the Bar of the State of New York, we do not purport to be experts in the law of any other jurisdiction. We have not consulted with or obtained opinions from local counsel in any jurisdiction, except that, with respect to the securities, or Blue Sky laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Thomas & Thomas dated the date hereof and addressed to us, a copy of which is attached hereto as Annex A. Statements made herein are subject to the existence of broad discretionary powers of the administrative bodies or officials having jurisdiction, authorizing them, among other things, to withdraw the exceptions accorded by statute or regulation, to impose additional requirements, to issue stop orders, to require additional information and to revoke or suspend permits where such have been granted.

   Accordingly, the information furnished herein must be regarded as a practical guide for your general information, rather than an opinion from us with regard to the laws of the jurisdictions concerned.

   Based upon and subject to the foregoing, assuming the accuracy of, and in reliance upon, the representations of the Company set forth in paragraph 4(m) of the Bond Purchase Agreement and the representations of each of you set forth in paragraph 5(a) of the Bond Purchase Agreement, and relying upon information provided to us by the Company with respect to certain factual matters, the sale and delivery of the Bonds pursuant to the Bond Purchase Agreement are exempt as of the date hereof from the registration requirements of the securities or Blue Sky laws of the States of Pennsylvania, New York and Illinois.

                                 Very truly yours,

                                                          ANNEX A

                       Thomas & Thomas
                Attorneys and Counsellors at Law
                     212 Locust Street
                       P. 0. Box 999
                   Harrisburg, PA.  17106


            (717) 288-7800          FAX:  (717) 255-4600





                       September 1, 1989





Hughes Hubbard & Reed
One Wall Street
New York, NY  10005

Re:  Pennsylvania Gas and Water Company
     Issuance of First Mortgage Bonds
     ----------------------------------

Dear Sirs:

   We are rendering this opinion to you for your use in rendering a blue sky memorandum in connection with the issuance and sale by Pennsylvania Gas and Water Company of $10,000,000 principal amount of First Mortgage Bonds 9.23% Series due 1999 and $15,000,000 principal amount of First Mortgage Bonds 9.34% Series due 2019 ("The Bonds"). You are authorized to rely on this letter in rendering your memorandum.

In our opinion the Bonds constitutes an exempt security within the meaning of the Pennsylvania Securities Act of 1972, 70 P.S. 1-202 (the "Act") and as such are exempt from the registration requirements of the Act. Subsection (b) of Section 202 of the Act exempts a security the issuance of which is registered under the Public Utility Law (now Public Utility Code). The Bonds were registered with the Public Utility Commission pursuant to the Public Utility Code on August 3, 1989 at Securities Certificate No. S-890952 and on August 31, 1989 at Securities Certificate No. S-890963.

                                 Very truly yours,



                                 THOMAS & THOMAS

               (THIS PACE INTENTIONALLY LEFT BLANK)

                                                        EXHIBIT G

                       Thomas & Thomas
                Attorneys and Counsellors at Law
                     212 Locust Street
                       P. 0. Box 999
                   Harrisburg, PA.  17106


            (717) 288-7800          FAX:  (717) 255-7600





                       September 1, 1989




Allstate Life Insurance Company
Allstate Plaza West; J-2A
Northbrook, Illinois  60062

Allstate Life Insurance Company
   of New York
Allstate Plaza West; J-2A
Northbrook, Illinois  60062

Re:  Pennsylvania Gas and Water Company -- First
     Mortgage Bonds 9.23% Series due 1999 and
     First Mortgage Bonds 9.34% Series due 2019
     -------------------------------------------


Dear Sirs:

   We have acted as counsel to Pennsylvania Gas and Water Com-pany, a Pennsylvania corporation (the "Company"), in connection with the Company's issuance and sale to you, pursuant to the Bond Purchase Agreement dated as of September 1, 1989 between the Company and you (the "Bond Purchase Agreement"), of (i) $10,000,000 principal amount of the Company's First Mortgage Bonds 9.23% Series due 1999 and (ii) $15,000,000 principal amount of the Company's First Mortgage Bonds 9.34% Series due 2019 (the First Mortgage Bonds 9.23% Series due 1999 and the First Mortgage Bonds 9.34% Series due 2019 are collectively referred to herein as the "Bonds"). This opinion is delivered to you pursuant to
Section 8(c) of the Bond Purchase Agreement. All capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Bond Purchase Agree-ment.

   We have examined and are familiar with the proceedings rela-tive to the organization and present corporate status of the Com-pany and the Company's properties and franchises, and as a basis for the opinion set forth below, we have examined and relied upon originals or copies of such corporate records, certificates and other documents including certificates of public officials and officers of the Company, and made such examination

Allstate Life Insurance Company
Allstate Life Insurance Company
   of New York
September 1, 1989
Page 2



of law, as we have deemed necessary or appropriate for purposes of giving the opinion set forth below. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to us as originals and the conformity to original or certified documents of all documents submitted to us as copies. Insofar as this opinion relates to factual matters, we have made such inquiry of officers and representatives of the Company with respect to such matters as we have considered necessary or appropriate and have relied upon representations by such persons with respect thereto and on the representations of the Company set forth in the Bond Purchase Agreement.

   We have acted as counsel for the Company in connection with the proceedings before the Pennsylvania Public Utility Commission ("PPUC") which resulted in the granting by it of an Order dated August 3, 1989 and an Order dated August 31, 1989 registering the Applications relating to the Bonds.

   Based on the foregoing, we are of the following opinion:

   1. The Bond Purchase Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Com-pany in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and to general principles of equity and the availability of equitable remedies being within the discretion of the courts.

   2. The execution, delivery and consummation of the transac-tions contemplated in the Bond Purchase Agreement and the ful-fillment of the terms thereof by the Company will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, any provision of the Company's Restated Articles of Incorporation, as amended, or By-Laws, or any mortgage, and to our knowledge, after due inquiry, will not result in the violation of any agreement, instrument, order, contract, judgment, decree, statute, law, rule or regulation to which the Company is now a party or is subject, or by which it is bound by succession or otherwise, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the properties or assets of the Company other than that resulting from the Mortgage Indenture itself, except that we express no opinion in respect to the Mortgage Indenture, the Note Purchase Agreements dated July 11, 1972 between the Company and the pur-chasers of the Company's 8% Notes due June 1, 1997, the

Allstate Life Insurance Company
Allstate Life Insurance Company
   of New York
September 1, 1989
Page 3



Reimbursement Agreement dated as of March 1, 1982 between the Company and Manufacturers Hanover Trust Company, the Letter of Credit Agreement dated as of October 1, 1987 between the Company and Swiss Bank Corporation, New York Branch, the Letter of Credit Agreement dated as of December 1, 1987 between the Company and Swiss Bank Corporation, New York Branch, the Preferred Stock Pur-chase Agreement dated as of December 6, 1988 between the Company and Westinghouse Credit Corporation and the Letter of Credit Agreement dated as of January 1, 1989 between the Company and National Australia Bank Limited, New York Branch.

   3. The Mortgage Indenture has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforceability to bank-ruptcy, insolvency, moratorium, and other similar laws affecting the rights of creditors generally and to general principles of equity and the availability of equitable remedies being within the discretion of the courts.

   4. The Bonds have been duly authorized by the Company and are in due and proper form and have been duly issued in accordance with the terms of the Indenture, and have been duly executed and delivered by the authorized officers of the Company and duly authenticated by the Trustee, and are the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject as to enforceability to bankruptcy, insolvency, moratorium, and other similar laws affecting the rights or creditors generally and to general principles of equity and the availability of equitable remedies being within the dis-cretion of the courts, and the Bonds are entitled to the benefits and security afforded by the Mortgage Indenture, and are secured equally and ratably (except as to any sinking, amortization or other similar fund established for the bonds of any particular series) with all other bonds outstanding under the Mortgage Indenture on the date hereof.

   5. The Applications relating to the Bonds have been regis-tered by the Pennsylvania Public Utility Commission (the "PPUC") as evidenced by the Orders of the PPUC, and no further approval, authorization, consent or other order of any governmental or public regulatory body of the Commonwealth of Pennsylvania is required on the part of the Company for the issuance and sale of the Bonds to you or the execution and delivery of the Twenty-Second Supplemental Indenture and the Twenty-Third Supplemental Indenture.

Allstate Life Insurance Company
Allstate Life Insurance Company
   of New York
September 1, 1989
Page 4



   6. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly authorized to transact its business in said Commonwealth. The Company is not qualified as a foreign corporation in any jurisdiction, there being no jurisdiction where the ownership or character of its properties or the nature of its business or activities makes such qualification necessary. The Company has the requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into the Bond Purchase Agreement, the Twenty Second Supplemental Indenture and the Twenty-Third Supplemental Indenture, to issue and sell the Bonds to you and to carry out the respective terms of the Bond Purchase Agreement, the Mortgage Indenture and the Bonds.

   7. The Company has good, valid and marketable title to the properties specifically or generally described in the Mortgage Indenture as subject to the lien thereof (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof or parcels recently sold for which a release has not yet been obtained but which are not material as listed on Exhibit A), subject only to (a) permitted encumbrances as defined in the Mortgage Indenture, (b) other liens permitted under the Mortgage Indenture and (c) minor de-fects and encumbrances customarily found in the case of properties of like size and character and defects in rights of-way and easements existing at the time of acquisition thereof by the Company none of which impair the use of such properties by the Company (the items described in the foregoing clauses (a), (b) and (c) being collectively called "Permitted Title Excep-tions") and, based upon information furnished to us by officers of the Company as to property owned by it, the Mortgage Indenture contains a correct, specific and legally sufficient description of all real property owned by the Company and intended to be subject to the lien of the Mortgage Indenture.

   8. The Mortgage Indenture has been recorded or filed for record in such manner and in such places as are required to establish, perfect and protect the lien of the Mortgage Indenture in favor of the Trustee for the benefit of the holders of bonds outstanding under the Mortgage Indenture, including, without limitation the Bonds, on all property of the Company not specifi-cally excepted from the lien thereof and under present laws it will not be necessary to re record and/or refile the Mortgage Indenture anywhere where it has been recorded or filed for record. The Mortgage Indenture constitutes a legal, valid and forceable first mortgage lien of record in favor of the

Allstate Life Insurance Company
Allstate Life Insurance Company
   of New York
September 1, 1989
Page 5



Trustee for the benefit of the holders of bonds outstanding under the Mortgage Indenture, including, without limitation, the Bonds, on the properties specifically or generally described therein as subject to the lien thereof, except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof, or parcels recently sold for which a release has not yet been obtained but which are not material as listed on Exhibit A, subject only to Permitted Title Exceptions. The Mortgage Indenture effectively subjects to the lien thereof all property (except property of the kinds specifically excepted or released from the lien of the Mortgage Indenture) acquired by the Company after March 14, 1946, subject only to Permitted Title Exceptions and also subject to the provisions of Article 12 of the Mortgage Indenture. The lien of the Mortgage Indenture, however, as to real property acquired by the Company after March 14, 1946 will be an equitable lien rather than a legal lien in the absence of proper recordation of supplemental indentures specifically conveying such property.

   9. The Mortgage Indenture creates a legal, valid and enforce-able first lien and/or perfected first security interest, in favor of the Trustee for the benefit of the holders of bonds outstanding under the Mortgage Indenture, including, without limitation, the Bonds, subject to Permitted Title Exceptions in all personal property specifically or generally described or referred to in the Mortgage Indenture as subject to the lien thereof, and has been recorded or filed in each place in the Commonwealth of Pennsylvania in which such recording or filing is required to create the first mortgage lien or to perfect and preserve the first security interest intended by the Mortgage Indenture.

   10. No vote, approval, consent or other authorization of stockholders of the Company is required in connection with the execution, authentication, issuance or delivery of the Bonds.

   11. The Company holds certificates of public convenience or "grandfather rights" under the Pennsylvania Public Utility Code and predecessor statutes, which we believe are adequate to authorize the Company to carry on its business, in substantially all the territory in which it presently renders gas and water service. Under applicable Pennsylvania statutes, the Company also has the right of eminent domain and the right to maintain its facilities in the streets and highways in its territories.

   12. Except as expressly set forth in the SEC Reports or in Exhibit C to the Bond Purchase Agreement, to our knowledge, after due inquiry, (i) there are no actions, suits or proceedings

Allstate Life Insurance Company
Allstate Life Insurance Company
   of New York
September 1, 1989
Page 6



pending or threatened against the Company or its properties in any court, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business, results of operations or properties of the Company, or impair the ability of the Company to carry on its business substantially as now conducted or to hold and operate its properties and (ii) the Company is not in default in any material respect with regard to any order, judgment, writ, injunction, decree or demand of any court or Federal, state, municipal or other governmental depart-ment, commission, board, bureau, agency or instrumentality, domestic or foreign.

   13. Except as expressly set forth in the SEC Reports or in Exhibit C to the Bond Purchase Agreement, to our knowledge, after due inquiry, the Company is not a party to, or bound by, any contract, agreement or instrument, nor subject to any corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation, which materially adversely affects the busi-ness, results of operations or properties of the Company. Except as expressly set forth in the SEC Reports or in Exhibit C to the Bond Purchase Agreement, to our knowledge, after due inquiry, (a) the Company is not in default in any material respect with regard to any order, judgment, writ, injunction, decree or demand of any court or Federal, State, municipal or other governmental depart-ment, commission, board, bureau, agency or instrumentality, domestic or foreign, and (b) the Company is not in default under any of its contracts or agreements or any instrument by which it is bound, which default does, or would after notice or lapse of time or both, materially and adversely affect the business, operations or financial condition of the Company.

   14. All of the existing subsidiaries of the Company are duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania and have corporate power to carry on their respective businesses as they are now being conducted, except that the Articles of Incorporation of Hillcrest Water Co., a subsidiary of the Company, have expired and re-incorporation or transfer of assets to the Company or a subsidiary thereof by an appropriate procedure will be required.

   15. All Pennsylvania taxes and filing fees payable in connec-tion with the execution, delivery or recordation of the Mortgage
Indenture, or the execution, authentication, issuance and delivery of the Bonds, or the mortgaging of the property under the Mortgage Indenture, have been paid, except that a

Allstate Life Insurance Company
Allstate Life Insurance Company
   of New York
September 1, 1989
Page 7



Commonwealth of Pennsylvania tax of fifty cents must be paid in each county in which the Twenty-Second Supplemental Indenture and the Twenty-Third Supplemental Indenture are recorded, at the time of recording.

The opinions expressed above in paragraphs 7 and 8 are based upon the opinions of other counsel who have made the searches, recordings and filings necessary as a basis therefore; and in our opinion, such other counsel are, or in the case of prior opinions were, competent and qualified and may be relied upon.

We hereby consent to Hughes Hubbard & Reed and Sonnenschein Carlin Nath & Rosenthal relying on this Opinion as to matters of Pennsylvania law in giving their opinions to you on the date hereof with respect to the matters covered by the Opinion.

                                 Very truly yours,



                                 Thomas & Thomas

    1989 CONVEYANCES FROM PENNSYLVANIA GAS AND WATER COMPANY
    WHICH HAVE NOT BEEN RELEASED FROM THE MORTGAGE INDENTURE
    --------------------------------------------------------



                                  DATE    CONSIDERA-   MORTGAGE
     PROPERTY       GRANTEE     CONVEYED     TION     INDENTURE
   ------------   -----------   --------  ----------  ---------

1. 4307 sq. ft.   Commonwealth  March 2,  $   925.00  Eleventh
   of land, Rte.  of Pennsyl-   1989                  Supplemen-
   487, Town of   vania De-                           tal, page
   Bloomsburg     partment of                         4, part of
   Columbia       Transporta-                         Item 1 in
   County         tion                                Article II

2. 9450 sq. ft.   Commonwealth  May 3,    $ 1,000.00  Original
   of land,       of Pennsyl-   1989                  Indenture,
   intersection   vania De-                           page 78
   of S.R. 0029   partment of                         part of
   and S.R.       Transporta-                         Item 71
   4001, Letman   tion
   Township,
   Luzern
   County

3. 12,909.84 sq.  Michael       June 15,  $ 2,600.00  Original
   ft. of land    Kaminski,     1989                  Indenture,
   Rear 88 Deer   et ux                               page 92,
   Park Drive                                         Item 160,
   Fairview                                           part of the
   Township,                                          21st tract
   Luzerne                                            (John Fos-
   County                                             ter War-
                                                      rant)
                                                      listed on
                                                      page 94

4. 6.60 acs. of   George Evans, June 15,  $25,000.00  Original
   land, Rte.     et ux         1989                  Indenture,
   437 Fairview                                       page 92,
   Township                                           Item 160,
   Luzerne                                            2.4 acs.
   County                                             from the
                                                      21st tract
                                                      (John Fos-
                                                      ter War-
                                                      rant)
                                                      listed on
                                                      page 94 and
                                                      4.2 acs.
                                                      from the
                                                      12th tract
                                                      (Issac
                                                      Slocom
                                                      Warrant)
                                                      listed on
                                                      page 93

5. 8055 sq. ft.   Frank         August 31, $5,000.00  Original
   of land,       Orleski,                            Indenture,
   intersection   et ux                               page 71,
   of Rtes. 309                                       Item 19,
   and 437                                            part of the
   Fairview                                           second
   Township                                           tract (24
   Luzerne                                            acs. 32
   County                                             ps.)

                                                        EXHIBIT H



              MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                        TRUSTEE'S CERTIFICATE
              -----------------------------------------


   Morgan Guaranty Trust Company of New York, the trustee under an Indenture of Mortgage and Deed of Trust dated as of March 15, 1946 (the "Mortgage Indenture") between Scranton Spring Brook Water Service Company, now Pennsylvania Gas and Water Company, a Pennsylvania corporation (the "Company"), and Guaranty Trust Company of New York, now Morgan Guaranty Trust Company of New York (the "Trustee"), hereby certifies:

   1. That the Mortgage Indenture has been supplemented hereto-fore by twenty-one supplemental indentures and currently by a Twenty Second Supplemental Indenture and a Twenty-Third Supple-mental Indenture, each dated as of August 15, 1989. Each of the Twenty Second Supplemental Indenture and the Twenty Third Supple-mental Indenture were executed and delivered on behalf of the Trustee by M. Culhane, a Vice President thereof, and
Catherine F. Donohue, an Assistant Secretary thereof.

   2. That $10,000,000 aggregate principal amount of the Com-pany's First Mortgage Bonds 9.23% Series due 1999 and $15,000,000 aggregate principal amount of the Company's First Mortgage Bonds 9.34% Series due 2019 have been duly authenticated by the Trustee and delivered to the Company.

   3. That each person who executed the Twenty Second Supplemen-tal Indenture and the Twenty-Third Supplemental Indenture or au-thenticated the aforementioned Bonds was duly elected, appointed or authorized, qualified and acting as an officer of the Trustee and empowered to perform such acts at the respective times of such execution or authentication and the signatures of such per-sons appearing on such documents are their genuine signatures.

   IN WITNESS WHEREOF, Morgan Guaranty Trust Company of New York has caused this certificate to be executed by an officer there-unto duly authorized this 1st day of September, 1989.

                                   MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK



                                   By
                                      --------------------------
                                      Name:
                                      Title:

                                                        EXHIBIT I



                        COMPLIANCE -DATES
                           PURSUANT TO
    PENNSYLVANIA PUBLIC UTILITY COMMISSION SHOW CAUSE ORDER
                      AND DECEMBER 20, 1988
      DEPARTMENT OF ENVIRONMENTAL RESOURCES CONSENT ORDER



   The Pennsylvania Public Utility Commission ("PUC") by Order entered July 11, 1988, at C-861049, approved a Settlement entered into by Pennsylvania Gas and Water Company ("PG&W" or "Company") which established certain commitments on the part of the Company. Similarly, by Consent Order and Agreement dated December 20, 1988, between the Company and the Department of Environmental Resources ("DER" or "Department") which was approved by the Environmental Hearing Board ("EHB") under date of December 30, 1988, at EHB Docket No. 86-356-W, PG&W committed to undertake certain actions. The Settlement Agreement and Order and Consent Order and Agreement speak for themselves and are not in any way to be limited or constrained by the following summary.

DER Consent Order and Agreement
-------------------------------

   The schedules and requirements contained in the DER Consent
Order and Agreement are as follows:

   1. "PG&W shall ... complete and commence operation of the Scranton Area Treatment Plant in accordance with Public Drinking
Water Supply Permit No. 3587504, no later than December 31,
1989."

   2. "PG&W shall ... provide long term treatment for all suf-face water sources serving its Scranton Rate Division and its Springbrook Rate Division by means of permanent Water Treatment Plant(s) capable of providing for the reduction of unsatisfactory turbidity levels and the effective and reliable removal and/or inactivation of Giardia lamblia cysts and Giardia type organisms
                -------
in the water entering PG&W's transmission mains from such surface water sources or shall remove any unfiltered surface water sources from its system in supplying potable water to the public except in cases of emergency with the approval of the Department. All such actions shall be completed for its Scranton Rate Divi-sion by December 31, 1989 and its Spring Brook Rate Division by December 31, 1992."

   3. "PG&W shall submit to the Department complete public water supply permit applications meeting the requirements of 25 Pa.
Code Section 109.503 for the Scranton Rate Division as listed below:

   (1)  Lake Scranton/Mill Street Station       December  7, 1988
   (2)  Chinchilla Water Treatment Plant-
        Renovation of Facilities                December 31, 1988
   (3)  Fallbrook Water Treatment Plant
        and Assessory Facilities                December 22, 1988
   (4)  No. 7/No. 1 Main                        March, 1989"

[All PG&W Water Supply Permit Applications set forth above have been filed.]

   4. "PG&W shall, within nine months [of December 20, 1988] ... submit to the Department for its review and approval a staggered schedule for the submission of public water supply permit appli-cations for each required long-term treatment plant facility in the Springbrook Rate Division."

   5. "Upon approval of the schedule [set forth in 4. above] by the Department, PG&W shall submit complete permit application(s) meeting the requirements of 25 Pa. Code Section 109.503 according to the dates in the approved schedule."

   6. "Within thirty (30) days from the date of notification from the Department, PG&W shall submit all additional informa-tion required to process each permit application as the Depart-ment shall reasonably request."

   7. "PG&W shall continue operation of interim treatment facil-ities serving Mill Creek, Fallbrook, Ceasetown, Brownell and Gardner Creek Reservoirs, in accordance with the permits issued by the Department, until the implementation of long-term treat-ment projects [provided in 2 above]..." [PG&W continues to operate these interim treatment facilities.]

   8. "PG&W shall immediately make available an alternate source of potable water to any customer located in the Keystone Indus-trial Park served by the Dunmore No. 1 Reservoir who request such service until such time as the boil water advisory ... [in effect on December 20, 1988] is lifted." [Alternate sources of potable water have been made available.]

   9. "PG&W will provide to the Department such related auxili-ary planning documents [with respect to two reports addressing its water supply and distribution system] upon their final acceptance by PG&W, on a quarterly basis." [PG&W has filed two such reports.]

   10.  "PG&W ... [shall] pay an aggregate civil penalty of ...
$341,850."  [The payment has been made.]

   11. "PG&W shall promptly certify under penalty of law pursu-ant to 18 Pa. Cons. Stat. 4904 to the Department any delay incurred due to an alleged force majeure event by a letter within twenty (20) business days from the day that PG&W first becomes aware of its occurrence." [PG&W haa notified the Department of such force majeure events with regard to the Scranton Area,
     ----- -------
Brownell, Fallbrook and Chinchilla Water Treatment Plants.]

   12. "PG&W shall submit to the Department copies of all records, papers, or correspondence in its possession or available to it, substantiating the cause of delay and all steps taken by PG&W to mitigate, to limit, or to remedy the delay." [PG&W has provided this information to the Department and has met with the Department as to the Scranton Area, Brownell, Fallbrook and Chinchilla Water Treatment Plants.]

   13. "PG&W shall formally request from the Department an ex-tension in writing at any time prior to the compliance date ..."

   All the foregoing are subject to and impacted by the other provisions of the Consent Order and Agreement including, but not limited to, extensions of deadlines for force majeure events.
                                        ----- -------
[Items 11, 12 and 13 are for informational purposes only and are not compliance dates.]

PUC Show Cause Order Settlement
-------------------------------

   By Order entered July 11, 1988, the PUC adopted the Recom-mended Decision of Administrative Law Judge Kashi dated June 7,
1988, at C-861049, which provided that in consideration of the settlement, PG&W agreed:

   1. "PG&W will establish a Metering Assistance Fund ... [and] will place up to $125,000 with [the Fund] ... during the period 1989-1992, with $25,000 being immediately placed into the Fund upon approval of [the settlement]. PG&W will place additional annual increment amounts of $25,000 in the fund no later than June 30 of each calendar year during the period 1989-1992." [PG&W has made all such contributions required to date.]

   2. "PG&W through the ratemaking process will forego the com-mon equity return on $900,000 of the capital utilized in financing the construction of the new facilities ... Such ... forbearance ... to be reflected in the rate of return allowance in the ... rate increase filing, docketed at R-870853." [PG&W has foregone such return. ]

   3. "The $900,000 will be amortized for ratemaking purposes over a ten year period ending July 31, 1998." [PG&W has begun to amortize the $900,000 for ratemaking purposes.]

   4. "PG&W will continue with planning and constructing the necessary facilities with the objective of providing for the total filtration of its service area by the end of 1992, as described in direct testimony of Gerald S. Allen." [PG&W has continued with planning and constructing with said objective.]

   5. "PG&W will complete the construction of storage tanks, which will operate as chlorine contact tanks, for the Brownell, Mill Creek and Gardner Creek Reservoirs, as described in direct testimony of Walter K. Morris." [Said storage tank construction has been completed.]

   6. "PG&W will complete the survey of its total distribution system in conjunction with its leak detection program and telem-etry, instrumentation and engineering improvements, as described in direct testimony of Gerald S. Allen." [The survey has been completed with a program established for ongoing surveys.]

   7. "PG&W will continue to provide for the augmentation of pH adjustment and corrosion control program so that by the end of 1987 98% of all customers will receive pH-adjusted water and 95% will receive water treatment with bi-metallic phosphate, as described in direct testimony of Dr. Joseph Calabro." [PG&W has so augmented its program and as of July 31, 1989 approximately 98% of the customers receive pH-adjusted water and 99% receive water treated with bi-metallic phosphate.]

   8. "PG&W will remove all lead-lined service lines from its distribution system by the end of 1991, as described in direct testimony of Gerald S. Allen." [The program is continuing as scheduled.]

   9. "PG&W will provide for the installation of an average of 14 miles of pipe per year to replace mains and eliminate dead ends for the period 1988-1992, as described in Gerald S. Allen direct testimony and PG&W Water Distribution Assessment and Improvement Program Plan." [The program is continuing as sched-uled and for the months ended July 31, 1989 in excess of 20 miles of such pipe was installed.]

   10. "PG&W agrees that it will on an annual basis commencing September 1, 1988 and terminating September 1, 1992, submit a report detailing its progress with respect to the steps enunciated [in 4, 5, 6, 7, 8 and 9] ... above." [PG&W filed such a report on September 1, 1988 and is currently preparing the report for 1989.]